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                                                    Registration No.
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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                              ------------------

                        MEDICAL ACTION INDUSTRIES INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                    11-2421849
(State or other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

150 Motor Parkway, Hauppauge, New York                 11788
(Address of Principal Executive Offices)               (Zip Code)

                     1989 NON-QUALIFIED STOCK OPTION PLAN
                           1994 STOCK INCENTIVE PLAN
                             (Full Title of Plans)

             RICHARD G. SATIN, VICE PRESIDENT AND GENERAL COUNSEL
                        MEDICAL ACTION INDUSTRIES INC.
                               150 Motor Parkway
                           Hauppauge, New York 11788
                    (Name and Address of Agent for Service)
                                 (516)231-4600
         (Telephone number, including area code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
                                   Maximum        Maximum
Title of          Amount           Offering       Aggregate      Amount of
Securities to     to be            Price Per      Offering       Registration
Be Registered     Registered       Share (1)      Price (1)      Fee
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Common Stock,
Par value
$.001 per share   850,000 shs.     $2.56          $2,176,000     $751
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(1)      Estimated solely for the purpose of calculating the registration fee, based upon the closing price of the Company's Common Stock on the NASDAQ-National Market System on October 8, 1998.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Medical Action Industries Inc., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference.

         (a) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended March 31, 1998.

         (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

         (c) The description of the Corporation's common stock, par value $.001 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act').

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


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Item 5.  Interest of Named Experts and Counsel.

         Mr. Richard G. Satin is Vice President, General Counsel and Corporate Secretary of the Company. Mr. Satin has been granted 50,000 options under the 1989 Non-Qualified Stock Option Plan, as amended, at exercise prices ranging from $1.69 to $1.75 per share and 225,000 options under the 1994 Stock Incentive Plan, as amended, at exercise prices ranging from $.97 to $3.375 per share.

Item 6.  Indemnification of Directors and Officers.

         Under provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

         Under such law, to the extent that such person is successful on the merits of a defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

         If unsuccessful in the defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in the defense of a suit bought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner believed to be in, or not opposed to, the best interests of Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole event for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


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Item 8.  Exhibits.

         4.1      1989 Non-Qualified Stock Option Plan, as amended.

         4.2      1994 Stock Incentive Plan, as amended.

         5 Opinion and consent of Richard G. Satin, Vice President and General Counsel, relating to the legality of securities under the 1989 Non-Qualified Stock Option Plan, as amended, and 1994 Stock Incentive Plan, as amended.

         23.1     Consent of Grant Thornton, LLP.

         23.2     Consent of Ernst & Young, LLP.

         23.3 Consent of Richard G. Satin, Vice President and General Counsel - included in his opinion filed as Exhibit 5.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the


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Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act
of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement that shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 9th day of October, 1998.



                                     MEDICAL ACTION INDUSTRIES INC.


                                     By:  /s/ Paul D. Meringola
                                          ------------------------------------
                                          Paul D. Meringola, Chief Executive
                                          Officer and President



                               POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 9, 1998 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Paul D. Meringola, with full power of substitution, our true and lawful attorney and agent to do any and all acts and things in our name and on our behalf in our capacities indicated below which we may deem necessary or advisable to enable Medical Action Industries Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but


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not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereof; and we do hereby ratify and confirm all that we shall do or cause to be done by virtue thereof.



Signature                                   Title
---------                                   -----



/s/ Paul D. Meringola            Chief Executive Officer, President
--------------------------       and Director
Paul D. Meringola



/s/ Richard G. Satin             Vice President, General Counsel
--------------------------       and Director
Richard G. Satin                 (Principal Accounting Officer)



/s/ Bernard Wengrover            Director
--------------------------
Bernard Wengrover



/s/ Philip F. Corso              Director
--------------------------
Philip F. Corso



/s/ Thomas A. Nicosia            Director
--------------------------
Thomas A. Nicosia


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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.



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                        MEDICAL ACTION INDUSTRIES INC.

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                        Form S-8 Registration Statement

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                                 EXHIBIT INDEX
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                                                       Page No. in Sequential
Exhibit                                                Numbering of all Pages,
Number     Exhibit Description                         including Exhibit Pages
------     -------------------                         -----------------------
4.1        1989 Non-Qualified Stock
           Option Plan...............................              8

4.2        1994 Stock Incentive
           Plan......................................             13

5          Opinion and Consent of Counsel............             25

23.1       Consent of Grant Thornton LLP.............             26

23.2       Consent of Ernst & Young LLP..............             27

23.3       Consent of Counsel........................        See Exhibit 5



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